Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Berkshire Hills Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt Securities	5.50% Fixed-to-Floating Rate Subordinated Notes due 2032	Rule 457(o) and Rule 457(r) (1)	$100,000,000	100%	$100,000,000	$92.70 per $1,000,000	$9,270
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$100,000,000		$9,270
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$9,270

(1) The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for the Registration Statement on Form S-3ASR (File No. 333-237301) filed by the registrant with the Securities and Exchange Commission on March 20, 2020.